Exhibit 99.1

SAM SON OIL & GAS LIMITED

ABN 25 009 069 005

INTERIM FINANCIAL REPORT

31 December 2018

SAMSON OIL & GAS LIMITED

TABLE OF CONTENTS

Corporate Information	1

Directors’ Report	2

Consolidated Statement of Profit or Loss and Other Comprehensive Income	4

Consolidated Balance Sheet	5

Consolidated Cash Flow Statement	6

Consolidated Statement of Changes in Equity	7

Notes to the Half-Year Financial Statements	8

Directors’ Declaration	17

Auditor’s Independence Declaration	18

Independent Auditor’s Review Report	19

SAMSON OIL & GAS LIMITED

CORPORATE INFORMATION

DIRECTORS	BANKERS
P. Hill (Chairman)	National Australia Bank
T. Barr (Managing Director)	Perth, WA, 6000
G. Channon*
D. Rakich*
Mutual of Omaha Bank
Houston, TX 77027
SECRETARY
D. Rakich*

* denotes Australian resident.

REGISTERED OFFICE & BUSINESS ADDRESS	SOLICITORS
Level 16, AMP Building	Squire Sanders
140 St Georges Terrace	152-158 St Georges Terrace
Perth, WA, 6000	Perth, WA, 6000
Telephone: +61 8 9220 9830
Facsimile: +61 8 9220 9820

OPERATIONS OFFICE – DENVER	AUDITORS
1331 17th Street, Suite 710	RSM Australia Partners
Denver, CO, 80202	Level 32, Exchange Tower
2 The Esplanade
Perth WA 6000
Telephone: +1 303 295 0344
Facsimile: +1 303 295 1961

SHARE REGISTRY	STOCK EXCHANGE
Security Transfer Registrars Pty Ltd	Australian Stock Exchange Limited
770 Canning Highway	Code: SSN
Applecross, WA, 6153
Telephone: +61 8 9315 2333	OTC
Facsimile: +61 8 9315 2233	Code: SSNYY

AUSTRALIAN COMPANY NUMBER	AUSTRALIAN BUSINESS NUMBER
009 069 005	25 009 069 005

* denotes Australian resident.

SAMSON OIL & GAS LIMITED

DIRECTORS’ REPORT

Your directors submit their report on Samson Oil & Gas Limited and its consolidated entities (the “Consolidated Entity” or “Samson”) for the half-year ended 31 December 2018. All amounts are in United States Dollars (US$), unless otherwise indicated.

DIRECTORS

The names of the Consolidated Entity’s directors in office during the half-year and until the date of this report are as follows. Directors were in office for this entire period unless otherwise stated.

Mr Terence Maxwell Barr – Managing Director

Dr Peter Hill – Chairman

Mr Greg Channon*

Mr Denis Rakich*

* denotes Australian resident

PRINCIPAL ACTIVITIES

The principal continuing activities during the half-year of entities within the Consolidated Entity were oil and gas exploration, development and production in the United States of America.

REVIEW AND RESULTS OF OPERATIONS

The Consolidated Entity’s net loss after tax for the half-year was $1,563,771 compared to a loss of $3,117,647 for the half-year ended 31 December 2017.

During the current year, the Consolidated Entity recognised $1,435,794 in Other Income. The funds were previously held in escrow but were released to the Consolidated Entity following the failure by the contracted buyer to close.

Discontinued Operations

As at 30 June 2018, the Consolidated Entity had recognised a portion of the Foreman Butte assets as held for sale following the signing of a purchase and sale agreement in June 2018. Following multiple failures by the buyer to close on the transaction, the Consolidated Entity has terminated the agreement, thus the assets are no longer recognised as held for sale at 31 December 2018.

The Consolidated Entity is now continuing discussions with a non-bank lender with a view to refinance the current Mutual of Omaha credit facility and provide some additional working capital the Consolidated Entity needs in order to commence its PUD drilling plan to increase production. The execution of the refinancing arrangement is subject to successful completion of due diligence review. The due diligence for this refinance has commenced and although not completed, nothing has been identified that is expected to materially impact this refinancing.

Operations

Foreman Butte Project, North Dakota and Montana

In March 2016, the Consolidated Entity closed on an acquisition (the “Foreman Butte Acquisition”) of certain assets located in North Dakota and Montana, which are referred to as the “Foreman Butte Project,” for a purchase price of $16 million.

The acquired assets were comprised of producing oil and gas wells, shut in wells and associated facilities. The wells are located in the Madison and Ratcliffe formations. The majority of these wells are operated by the Consolidated Entity, however a number of non-operated wells were also included in this package. The Consolidated Entity is continuing to concentrate it’s efforts on the operations of this field and the development of the PUD (“Proved Undeveloped”) drilling program in the Home Run field. The development efforts are currently constrained, however, by the Consolidated Entity’s lack of access to capital to fund any development activities. The Consolidated Entity has four current drilling permits for the Home Run field and anticipate that the first PUD well will be drilled as soon as the Consolidated Entity obtains the necessary funding through a refinance of the credit facility through there can be no assurance this will be possible.

SAMSON OIL & GAS LIMITED

DIRECTORS’ REPORT

SIGNIFICANT CHANGES IN THE STATE OF AFFAIRS

There were no significant changes in the state of affairs of the Consolidated Entity during the financial half-year.

AUDITOR’S INDEPENDENCE DECLARATION

A copy of the auditor’s independence declaration as required under section 307C of the Corporations Act 2001 is set out on page 19.

This report is made in accordance with a resolution of directors, pursuant to section 306(3)(a) of the Corporations Act 2001.

On behalf of the directors

T. M. Barr

Director

Denver, Colorado

15 March 2019

SAMSON OIL & GAS LIMITED

CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE

INCOME

For the half-year ended 31 December 2018

		Half-year ended 31 December

		2018	2017
	NOTE	$	$
Revenue from continuing operations

Sale of oil and gas	3(a)	6,606,422	5,294,985
Total revenue		6,606,422	5,294,985

Cost of sales	3(a)	(6,756,038)	(3,566,696)

Gross (loss) / profit		(149,616)	1,728,289

Other income	3(a)	1,435,794	105,759

Finance expenses	3(c)	(1,010,581)	(790,461)
Loss on derivative instruments		-	(1,568,866)
Abandonment expense		-	(66,676)
Exploration expense		(39,311)	(282,513)
General and administration expenses	3(b)	(1,800,057)	(2,243,179)
Loss before income tax		(1,563,771)	(3,117,647)
Income tax benefit		-	-

Net loss after income tax for the year attributable to owners of Samson Oil & Gas Limited		(1,563,771)	(3,117,647)

Other comprehensive expense

Items that may be reclassified to profit and loss
Net foreign currency translation differences		29,272	(6,121)

Total comprehensive expense for the period attributable to equity holders of the parent		(1,534,499)	(3,123,768)

Basic loss per share (cents) from continuing operations attributable to ordinary equity holders of the Consolidated Entity
Basic loss per share (cents)		(0.48)	(1.0)
Diluted loss per share (cents)		(0.48)	(1.0)

The above Consolidated Statement of Profit or Loss and Other Comprehensive Income should be read in conjunction with the accompanying notes.

SAMSON OIL & GAS LIMITED

CONSOLIDATED BALANCE SHEET

As at 31 December 2018

		31-Dec-18	30-Jun-18
	NOTE	$	$
Current assets
Cash and cash equivalents		1,737,802	1,376,676
Trade and other receivables		1,805,397	1,739,543
Tax receivable		1,652	19,847
Oil inventory		219,288	-
Prepayments		262,744	137,341
Assets classified for sale	5	-	29,600,456
Total current assets		4,026,883	32,873,863

Non-current assets
Other receivables		80,489	134,645
Restricted cash		450,000	450,000
Plant and equipment		182,648	242,821
Oil and gas properties	5	30,166,963	1,932,336
Deferred tax asset		732,056	732,056
Total non-current assets		31,612,156	3,491,858
Total assets		35,639,039	36,365,721

Current liabilities
Trade and other payables		11,541,353	9,730,906
Provisions associated with assets held for sale		-	2,509,891
Borrowings	8	23,834,246	23,867,558
Derivative Instruments		-	1,210,795
Total current liabilities		35,375,599	37,319,150

Non-current liabilities
Provisions		3,554,200	802,832
Total non-current liabilities		3,554,200	802,832
Total Liabilities		38,929,799	38,121,982

Net liabilities		(3,290,760)	(1,756,261)

Equity

Contributed equity	11	99,643,104	99,643,104
Accumulated losses		(109,990,856)	(108,427,085)
Reserves		7,056,992	7,027,720
Total deficit		(3,290,760)	(1,756,261)

The above Consolidated Balance Sheet should be read in conjunction with the accompanying notes.

SAMSON OIL & GAS LIMITED

CONSOLIDATED CASH FLOW STATEMENT

for the half-year ended 31 December 2018

	Half-year ended 31 December
	2018	2017
	$	$
Cash flows from operating activities

Receipts from customers and debtors	8,686,752	6,112,950
Payments to suppliers and employees	(7,192,326)	(5,132,535)
Payments for derivative instruments	(775,449)	(465,573)
Interest received	449	112
Net cash inflows from operating activities	719,426	514,954

Cash flows from investing activities

Proceeds of sale of oil and gas properties	700,000	-
Payments for plant and equipment	-	(27,689)
Cash paid for oil and gas properties and development	(256,925)	(131,037)
Payments for exploration and evaluation	(39,310)	(11,435)

Net cash inflows/(outflows) used in investing activities	403,765	(170,161)

Cash flows from financing activities
Proceeds from borrowings	-	450,000
Interest paid	(756,138)	(578,874)
Payments associated with issue of share capital	-	-
Net cash outflows from financing activities	(756,138)	(128,874)

Net increase/(decrease) in cash and cash equivalents held	367,053	215,919
Effects of foreign exchange on cash balances	(5,927)	(7,866)
Cash and cash equivalents at beginning of period	1,376,676	628,778

Cash and cash equivalents at end of period	1,737,802	836,831

The above Consolidated Cash Flow Statement should be read in conjunction with the accompanying notes.

SAMSON OIL & GAS LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

for the half-year ended 31 December 2018

	Contributed Equity $	Accumulated Losses $	Foreign Currency Translation Reserve $	Share Based Payments Reserve $	Equity Reserves $	Total $
At 1 July 2017	99,643,104	(102,609,002)	1,989,799	5,828,859	(1,097,780)	3,754,980
Loss for the period	-	(3,117,647)	-	-	-	(3,117,647)
Other comprehensive expense	-	-	(6,121)	-	-	(6,121)
Total comprehensive expense for the period	-	(3,117,647)	(6,121)	-	-	(3,123,768)
Share based payments	-	-	-	367,803	-	367,803
At 31 December 2017	99,643,104	(105,726,649)	1,983,678	6,196,662	(1,097,780)	999,015

At 1 July 2018	99,643,104	(108,427,085)	1,944,338	6,181,162	(1,097,780)	(1,756,261)
Loss for the period	-	(1,563,771)	-	-	-	(1,563,771)
Other comprehensive expense	-	-	29,272	-	-	29,272
Total comprehensive expense for the period	-	(1,563,771)	29,272	-	-	(1,534,499)
Share based payments	-	-	-	-	-	-
At 31 December 2018	99,643,104	(109,990,856)	1,973,610	6,181,162	(1,097,780)	(3,290,760)

The above Consolidated Statement of Changes in Equity should be read in conjunction with the accompanying notes.

SAMSON OIL & GAS LIMITED

NOTES TO THE HALF-YEAR FINANCIAL STATEMENTS

31 December 2018

1.	CORPORATE INFORMATION

The condensed consolidated interim financial report of Samson Oil & Gas Limited (“the Consolidated Entity”) and its controlled entities together, the “Consolidated Entity” for the half-year ended 31 December 2018 was authorised for issue in accordance with a resolution of the directors on 15 March 2019.

Samson Oil & Gas Limited is a Consolidated Entity incorporated in Australia and limited by shares, which are publicly traded on the Australian Stock Exchange (ASX code “SSN”).

The Consolidated Entity trades its American Depositary Shares (“ADS’s”) on the Over the Counter Exchange OTC QB under the symbol "SSNYY".

2.	BASIS OF PREPARATION OF HALF-YEAR REPORT

The half-year consolidated financial report has been prepared in accordance with the requirements of the

Corporations Act 2001 and Accounting Standard AASB 134 Interim Financial Reporting.

The half-year financial report does not include all notes of the type normally included within the annual financial report. Accordingly, this report is to be read in conjunction with the annual report for the year ended 30 June 2018 and any public announcements by Samson Oil & Gas Limited during the interim reporting period in accordance with the continuous disclosure requirements of the Corporations Act 2001.

The accounting policies adopted are consistent with those of the previous financial reporting year and corresponding interim reporting period.

Following approval by the shareholders, the Consolidated Entity completed a share consolidation whereby the shares were consolidated on a 1 for 10 basis. Prior period comparatives have been adjusted to reflect this change.

The financial report is presented in United States Dollars (US$).

New, Revised or Amending Accounting Standards and Interpretations adopted

The Consolidated Entity has adopted all of the new and revised Accounting Standards and Interpretations issued by the Australian Accounting Standards Board that are mandatory for the current reporting period. The adoption of these new and revised Accounting Standards and Interpretations has not resulted in a significant or material change to the Consolidated Entity’s accounting policies.

Any new, revised or amending Accounting standards or Interpretations that are not yet mandatory have not been adopted.

SAMSON OIL & GAS LIMITED

NOTES TO THE HALF-YEAR FINANCIAL STATEMENTS

31 December 2018

The following Accounting Standards and Interpretations are most relevant to the Consolidated Entity:

AASB 9 Financial Instruments

The Consolidated Entity has adopted AASB 9 from 1 July 2018. The standard introduced new classification and measurement models for financial assets. A financial asset shall be measured at amortised cost if it is held within a business model whose objective is to hold assets in order to collect contractual cash flows which arise on specified dates and that are solely principal and interest. A debt investment shall be measured at fair value through other comprehensive income if it is held within a business model whose objective is to both hold assets in order to collect contractual cash flows which arise on specified dates that are solely principal and interest as well as selling the asset on the basis of its fair value. All other financial assets are classified and measured at fair value through profit or loss unless the entity makes an irrevocable election on initial recognition to present gains and losses on equity instruments (that are not held-for-trading or contingent consideration recognised in a business combination) in other comprehensive income ('OCI'). Despite these requirements, a financial asset may be irrevocably designated as measured at fair value through profit or loss to reduce the effect of, or eliminate, an accounting mismatch. For financial liabilities designated at fair value through profit or loss, the standard requires the portion of the change in fair value that relates to the entity's own credit risk to be presented in OCI (unless it would create an accounting mismatch). New simpler hedge accounting requirements are intended to more closely align the accounting treatment with the risk management activities of the entity. New impairment requirements use an 'expected credit loss' ('ECL') model to recognise an allowance. Impairment is measured using a 12-month ECL method unless the credit risk on a financial instrument has increased significantly since initial recognition in which case the lifetime ECL method is adopted. For receivables, a simplified approach to measuring expected credit losses using a lifetime expected loss allowance is available.

AASB 15 Revenue from Contracts with Customers

The Consolidated Entity has adopted AASB 15 from 1 July 2018. The standard provides a single comprehensive model for revenue recognition. The core principle of the standard is that an entity shall recognise revenue to depict the transfer of promised goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard introduced a new contract-based revenue recognition model with a measurement approach that is based on an allocation of the transaction price. This is described further in the accounting policies below. Credit risk is presented separately as an expense rather than adjusted against revenue. Contracts with customers are presented in the Consolidated Entity’s statement of financial position as a contract liability, a contract asset, or a receivable, depending on the relationship between the entity's performance and the customer's payment. Customer acquisition costs and costs to fulfil a contract can, subject to certain criteria, be capitalised as an asset and amortised over the contract period.

There is no impact on the financial performance or position of the Consolidated Entity from the adoption of these Accounting standards.

Revenue recognition

The Consolidated Entity recognises revenue as follows:

Revenue from contracts with customers

Revenue is recognised at an amount that reflects the consideration to which the Consolidated Entity is expected to be entitled in exchange for transferring goods or services to a customer. For each contract with a customer, the Consolidated Entity: identifies the contract with a customer; identifies the performance obligations in the contract; determines the transaction price which takes into account estimates of variable consideration and the time value of money; allocates the transaction price to the separate performance obligations on the basis of the relative stand-alone selling price of each distinct good or service to be delivered; and recognises revenue when or as each performance obligation is satisfied in a manner that depicts the transfer to the customer of the goods or services promised.

SAMSON OIL & GAS LIMITED

NOTES TO THE HALF-YEAR FINANCIAL STATEMENTS

31 December 2018

Variable consideration within the transaction price, if any, reflects concessions provided to the customer such as discounts, rebates and refunds, any potential bonuses receivable from the customer and any other contingent events. Such estimates are determined using either the 'expected value' or 'most likely amount' method. The measurement of variable consideration is subject to a constraining principle whereby revenue will only be recognised to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognised will not occur. The measurement constraint continues until the uncertainty associated with the variable consideration is subsequently resolved. Amounts received that are subject to the constraining principle are initially recognised as deferred revenue in the form of a separate refund liability.

Sale of goods

Revenue from the sale of goods is recognised at the point in time when the customer obtains control of the goods, which is generally at the time of delivery.

Interest

Interest revenue is recognised as interest accrues using the effective interest method. This is a method of calculating the amortised cost of a financial asset and allocating the interest income over the relevant period using the effective interest rate, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to the net carrying amount of the financial asset.

Other revenue

Other revenue is recognised when it is received or when the right to receive payment is established.

Trade and other receivables

Trade receivables are initially recognised at fair value and subsequently measured at amortised cost using the effective interest method, less any allowance for expected credit losses. Trade receivables are generally due for settlement within 30 days.

The Consolidated Entity has applied the simplified approach to measuring expected credit losses, which uses a lifetime expected loss allowance. To measure the expected credit losses, trade receivables have been grouped based on days overdue.

Other receivables are recognised at amortised cost, less any allowance for expected credit losses.

Going concern

These financial statements have been prepared on the going concern basis, which contemplates the continuity of normal business activities and the realisation of assets and settlement of liabilities in the normal course of business.

As disclosed in the financial statements, the Consolidated Entity incurred a net loss of $1,563,771 for the half year ended 31 December 2018. As at that date, the Consolidated Entity had net current liabilities of $31,348,716 and net liabilities of $3,290,760. The Consolidated Entity’s ability to continue as a going concern is dependent on the ongoing negotiations to refinance and in the absence of a refinance, the divestment of assets.

These factors indicate material uncertainty which may cast significant doubt as to whether the Consolidated Entity will continue as a going concern and therefore whether it will realise its assets and extinguish its liabilities in the normal course of business and at the amounts stated in the financial report.

As at the reporting date, the Consolidated Entity has a committed term sheet from a non-bank lender with respect to refinancing the Mutual of Omaha credit facility. The execution of the refinancing arrangement is subject to successful completion of the due diligence review. The due diligence for this refinance arrangement has commenced and although not completed, nothing has been identified that is expected to materially impact execution of the arrangement.

SAMSON OIL & GAS LIMITED

NOTES TO THE HALF-YEAR FINANCIAL STATEMENTS

31 December 2018

Accordingly, the Directors believe that the Consolidated Entity will be able to continue as a going concern and that it is appropriate to adopt the going concern basis in the preparation of the financial report.

The financial report does not include any adjustments relating to the amounts or classification of recorded assets or liabilities that might be necessary if the Consolidated Entity does not continue as a going concern.

3.	REVENUE, INCOME AND EXPENSES

	Half-year ended 31 December

	2018	2017
	$	$
Revenue, income and expenses from operations
(a) Revenue
Sale of oil and gas
Oil sales	6,454,848	5,206,515
Gas sales	142,741	85,290
Other	8,833	3,180
	6,606,422	5,294,985

Cost of sales
Lease operating expenses	5,492,427	2,901,332
Depletion of oil and gas properties	1,263,611	665,364
	6,756,038	3,566,696

Other Income
Finance revenue	449	113
Other	1,000,000	105,646
Gain on movement in derivative instruments	435,345	-
	1,435,794	105,759

For the periods ended 31 December 2018 and 2017, all revenue was recognised when the good or service transferred at a point in time.

SAMSON OIL & GAS LIMITED

NOTES TO THE HALF-YEAR FINANCIAL STATEMENTS

31 December 2018

Full amount of the Consolidated Entity revenue originates in the United States.

	Half-year ended 31 December

	2018	2017
	$	$
(b) General and administration expenses

Employee entitlement	565,012	1,361,091
Depreciation	22,188	44,613
Consultants fees	100,039	69,188
Lease payments	79,276	105,403
Travel and accommodation	30,687	12,799
Insurance	184,889	116,416
Assurance and Advisory	276,035	222,432
Investor Relations	65,395	45,843
Legal fees	234,831	148,604
Filing and listing fees	12,032	15,875
Other	229,673	100,915
Total	1,800,057	2,243,179

(c) Finance Expenses
Interest expense	756,138	578,874
Amortisation of borrowing costs	-	57,899
Accretion of asset retirement obligation	254,443	153,688
	1,010,581	790,461

4.	EXPLORATION AND EVALUATION ASSETS

	31-Dec-18	30-Jun-18
	$	$
Balance at beginning of period	-	271,078
Costs capitalised during the period	-	54,226
Costs expensed during the period	-	(325,304)
Balance at the end of the period	-	-

The exploration and evaluation costs expensed in the prior year relates to expenditure incurred in relation to the Consolidated Entity’s Cane Creek project, in Grand and San Juan counties, Utah. The option the Consolidated Entity previously had to lease area in this project expired in November 2017, unexercised.

The recoverability of the carrying value of deferred exploration and evaluation expenditure is dependent on the successful exploitation, or alternatively sale, of the respective areas of interest.

SAMSON OIL & GAS LIMITED

NOTES TO THE HALF-YEAR FINANCIAL STATEMENTS

31 December 2018

5.	OIL AND GAS PROPERTIES

As at 30 June 2018, the Consolidated Entity had recognised a portion of the Foreman Butte assets as held for sale following the signing of a purchase and sale agreement in June 2018. Following multiple failures by the buyer to close on the transaction, the Consolidated Entity has terminated the agreement, thus the assets are no longer recognised as held for sale at 31 December 2018.

Comparative balances as they appear on the face of 30 June 2018 balance sheet:

	31-Dec-18	30-Jun-18
	$	$
Current Assets
Assets held for sale	-	29,600,456

Non Current Assets
Oil and Gas Properties	45,155,610	13,377,071
Work in Progress	90,903	-
Accumulated Depletion and Impairment	(15,079,550)	(11,444,735)
	30,166,963	31,532,792

6.	DERIVATIVES

The Consolidated Entity enters into derivative contracts, primarily collars, swaps and option contracts, to hedge future crude oil and natural gas production in order to mitigate the risk of market price fluctuations. All derivative instruments are recorded on the balance sheet at fair value. The Consolidated Entity has elected not to apply hedge accounting to any of its derivative transactions and consequently, the Consolidated Entity recognizes mark-to-market gains and losses in earnings currently, rather than deferring such amounts in other comprehensive income for those commodity derivatives that qualify as cash flow hedges.

At 31 December 2018, the Consolidated Entity’s does not have any derivatives in place.

Previously the Consolidated Entity had the following in place:

Collar-Collars contain a fixed floor price (put) and fixed ceiling price (call). If the market price exceeds the call strike price or falls below the put strike price, the Consolidated Entity receives the fixed price and pays the market price. If the market price is between the call and the put strike price, no payments are due from the either party.

Fixed price swap -The Consolidated Entity receives a fixed price for the contract and pays a floating market price to the counterparty over a specified period for a contracted volume.

All of the Consolidated Entity’s derivative contracts are with the same counterparty and are shown on a net basis on the Balance Sheet. The Consolidated Entity’s counterparty has entered into an inter-creditor agreement with Mutual of Omaha Bank, the provider of the Consolidated Entity’s credit facility, as such, no additional collateral is required by the counterparty.

SAMSON OIL & GAS LIMITED

NOTES TO THE HALF-YEAR FINANCIAL STATEMENTS

31 December 2018

Fair value is defined as the price that would be received in the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Consolidated Entity utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Consolidated Entity classifies fair value balances based on the observability of those inputs. There is an established fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1—Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2—Pricing inputs are other than quoted prices in active markets included in level 1, but are either directly or indirectly observable as of the reported date and for substantially the full term of the instrument. Inputs may include quoted prices for similar assets and liabilities. Level 2 includes those financial instruments that are valued using models or other valuation methodologies.

Level 3—Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Fair Value at 31 December 2018

	Level 1	Level 2	Level 3	Netting (1)	Total
Current Assets
Derivative instruments	-	-	-	-	-

Current Liability
Derivative instruments	-	-	-	-	-

		Fair Value at 30 June 2018

	Level 1	Level 2	Level 3	Netting (1)	Total
Current Assets
Derivative instruments	-	4,218	-	(4,218)	-

Current Liability
Derivative instruments	-	1,215,013	-	(4,218)	1,210,795

(1)	Financial assets and liabilities are offset and the net amount reported in the balance sheet where the Consolidated Entity currently has a legally enforceable right to offset the recognised amounts, and there is an intention to settle on a net basis or realise the asset and settle the liability simultaneously. Agreements with derivative counterparties are based on an ISDA Master Agreement. Under the terms of these arrangements, only where certain credit events occur (such as default), the net position owing/ receivable to a single counterparty in the same currency will be taken as owing and all the relevant arrangements terminated.

SAMSON OIL & GAS LIMITED

NOTES TO THE HALF-YEAR FINANCIAL STATEMENTS

31 December 2018

7.	DIVIDENDS PAID AND PROPOSED

No dividends have been paid or declared by the Consolidated Entity during the half-year or to the date of this report (half-year ended 31 December 2017: Nil).

8.	BORROWINGS

	31-Dec-18	30-Jun-18
	$	$
Current
Credit Facility with Mutual of Omaha	23,834,246	23,867,558
	23,834,246	23,867,558

Borrowings have been classified as a current liability for the period ended 31 December 2018 as the credit facility was previously due for repayment on 31 October 2018.

The credit facility is secured by all assets of the Consolidated Entity.

The credit facility was fully utilised as at the reporting date.

A forbearance agreement with Mutual of Omaha bank lapsed on 15 January 2019. The bank is continuing to work with the Consolidated Entity while they finalise the details of their pending refinance with a non-bank lender. Mutual of Omaha have ability to take further steps to seek repayment of their loan including foreclosing on the facility. To the date of this report, they have not taken this action.

9.	CONTINGENCIES AND COMMITMENTS

Contingencies

There are no unrecorded contingent assets or liabilities in place for the Consolidated Entity at balance date (2017: $nil).

SAMSON OIL & GAS LIMITED

NOTES TO THE HALF-YEAR FINANCIAL STATEMENTS

31 December 2018

10.	CONTRIBUTED EQUITY

Issued and paid up capital

	31-Dec-18	30-Jun-18
	Number of shares	$
Ordinary fully paid shares	99,643,104	99,643,104

Movements in contributed equity for the year	31-Dec-18

Opening balance	328,300,044	99,643,104

Shares on issue at balance date	328,300,044	99,643,104

Shares to be issued as part of Kestrel acquisition (i)	6,500	-

Closing Balance	328,306,544	99,643,104

(i)	In prior years, shares were issued to Kestrel shareholders as part of the offer to non-US resident shareholders whereby they received five Samson shares for every one Kestrel share held. The Samson share price on the acceptance date of the offer was deemed to be the fair value of the share. As at balance date acceptances had been received for 6,500 (2017: 6,500) shares which have not yet been issued. These shares will be issued upon the presentation of Kestrel Share Certificates by the owner of the shares.

Following shareholder approval, the Consolidated Entity completed a share consolidation on a 1 for 10 basis to reduce the amount of shares outstanding. Options outstanding have also been consolidated. Prior period comparatives have been adjusted to reflect this consolidation.

At the end of the half-year there were 31,450,000 (June 2018: 31,450,000) unissued ordinary shares in respect of which options were outstanding. Option holders do not have any right by virtue of the option to participate in any share issue of the Consolidated Entity or any related body corporate.

11.	EVENTS AFTER THE BALANCE SHEET DATE

Since the end of the half-year, the directors are not aware of any other matters or circumstances not otherwise dealt with in the report or financial statements that have, or may significantly affect the operations, the results of the operations, or the state of affairs of the Consolidated Entity in the subsequent financial year.

SAMSON OIL & GAS LIMITED

DIRECTORS’ DECLARATION

31 DECEMBER 2018

In the directors’ opinion:

•	The attached financial statements and notes thereto comply with the Corporations Act 2001, Accounting Standard AASB 134 ‘Interim Financial Reporting’, and the Corporations Regulations 2001 mandatory professional reporting requirements;

•	The attached financial statements and notes thereto give a true and fair view of the Consolidated Entity’s financial position as at 31 December 2018 and of its performance for the financial half-year ended on that date; and

•	There are reasonable grounds to believe that the Consolidated Entity will be able to pay its debts as and when they become due and payable.

Signed in accordance with a resolution of the directors made pursuant to section 303(5)(a) of the Corporations Act 2001.

T. M. Barr

Director

Denver, Colorado

15 March 2019

RSM Australia Partners

Level 32, Exchange Tower

2 The Esplanade Perth WA 6000

GPO Box R1253 Perth WA 6844

T +61 (0) 8 9261 9100

F +61 (0) 8 92619111

www.rsm.com.au

AUDITOR’S INDEPENDENCE DECLARATION

As lead auditor for the review of the financial report of Samson Oil & Gas Limited for the half-year ended 31 December 2018, I declare that, to the best of my knowledge and belief, there have been no contraventions of:

(i)	the auditor independence requirements of the Corporations Act 2001 in relation to the review; and

(ii)	any applicable code of professional conduct in relation to the review.

RSM AUSTRALIA PARTNERS

Perth, WA	J A KOMNINOS
Dated: 15 March 2019	Partner

THE POWER OF BEING UNDERSTOOD

AUDIT | TAX | CONSULTING

RSM Australia Partners is a member of the RSM network and trades as RSM. RSM is the trading name used by the members of the RSM network. Each member of the RSM network is an independent accounting and consulting firm which practices in its own right. The RSM network is not itself a separate legal entity in any jurisdiction.

RSM Australia Partners ABN 36 965 185 036

Liability limited by a scheme approved under Professional Standards Legislation

RSM Australia Partners

Level 32, Exchange Tower

2 The Esplanade Perth WA 6000

GPO Box R1253 Perth WA 6844

T +618 92619100

F +618 92619111

www.rsm.com.au

INDEPENDENT AUDITOR’S REVIEW REPORT

TO THE MEMBERS OF

SAMSON OIL & GAS LIMITED

We have reviewed the accompanying half-year financial report of Samson Oil & Gas Limited, which comprises the consolidated balance sheet as at 31 December 2018, the consolidated statement of profit or loss and other comprehensive income, consolidated statement of changes in equity and consolidated cash flow statement for the half-year ended on that date, notes comprising a summary of significant accounting policies and other explanatory information, and the directors’ declaration of the consolidated entity comprising the company and the entities it controlled at the half-year end or from time to time during the half-year.

Directors’ Responsibility for the Half-Year Financial Report

The directors of the company are responsible for the preparation of the half-year financial report that gives a true and fair view in accordance with Australian Accounting Standards and the Corporations Act 2001 and for such internal control as the directors determine is necessary to enable the preparation of the half-year financial report that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express a conclusion on the half-year financial report based on conducting the review in accordance with Australian Auditing Standard on Review Engagements ASRE 2410 Review of a Financial Report Performed by the Independent Auditor of the Entity. However, because of the matters described in the Basis for Disclaimer of Conclusion section of our report, we were not able to obtain sufficient appropriate evidence to provide a basis for a review conclusion on the half-year financial report.

Independence

In conducting our review, we have complied with the independence requirements of the Corporations Act 2001. We confirm that the independence declaration required by the Corporations Act 2001, which has been given to the directors of Samson Oil & Gas Limited, would be in the same terms if given to the directors as at the time of this auditor's report.

THE POWER OF BEING UNDERSTOOD

AUDIT | TAX | CONSULTING

RSM Australia Partners is a member of the RSM network and trades as RSM. RSM is the trading name used by the members of the RSM network. Each member of the RSM network is an independent accounting and consulting firm which practices in its own right, The RSM network is not itself a separate legal entity in any jurisdiction.

RSM Australia Partners ABN 36 965 185 036

Liability limited by a scheme approved under Professional Standards Legislation

Basis for Disclaimer of Conclusion

Going concern

We draw attention to Note 2 in the half-year financial report, which indicates that the consolidated entity incurred a net loss of $1,563,771 for the half-year ended 31 December 2018. As at that date, the consolidated entity had net current liabilities of $31,348,716 and net liabilities of $3,290,760.

As disclosed in Note 2 and Note 8 to the half-year financial report, the forbearance agreement with the consolidated entity’s current lender expired on 15 January 2019. As a result of specified defaults of the credit agreement between the consolidated entity and its current lender, the lender has the discretion to exercise its respective rights and remedies to recover the debt. The consolidated entity is in the process of negotiating a refinance arrangement and believe it will result in an amount not less than the amount necessary to repay the consolidated entity’s obligation in full to its current lender. However, we have been unable to obtain sufficient appropriate evidence as to whether the consolidated entity will be able to obtain the refinance, or in the absence of a successfully obtaining the refinance, divest its assets, resulting in proceeds of an amount not less than the amount necessary to repay the consolidated entity’s obligation in full to its current lender. As a result, we have been unable to determine whether the going concern basis of preparation is appropriate, and therefore whether the assets and liabilities of the consolidated entity can be realised at the amounts stated in the financial report.

Disclaimer of Conclusion

We do not express a conclusion on the half-year financial report of Samson Oil & Gas. Because of the significance of the matters described in the Basis for Disclaimer of Conclusion section of our report, we have not been able to obtain sufficient appropriate evidence to provide a basis for a review conclusion on this half-year financial report.

RSM AUSTRALIA PARTNERS

Perth, WA	JAMES KOMNINOS
Dated: 16 March 2019	Partner

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